Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-194495) pertaining to the 2013 Equity Incentive Plan, 2013 Employee Stock Purchase Plan, 2006 Stock Plan and 2000 Stock Plan of Quotient Technology Inc.,

(2)

Registration Statements (Form S-8 Nos. 333-202873, 333-210119, 333-216540, 333-223092 and 333-229922) pertaining to the 2013 Equity Incentive Plan and 2013 Employee Stock Purchase Plan of Quotient Technology Inc., and

(3)	Registration Statement (Form S-3 No. 333-218569) and related Prospectus of Quotient Technology Inc. for the registration of 1,177,927 shares of its common stock;

of our reports dated February 28, 2020, with respect to the consolidated financial statements of Quotient Technology Inc. and the effectiveness of internal control over financial reporting of Quotient Technology Inc. included in this Annual Report (Form 10-K) of Quotient Technology Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

San Jose, California

February 28, 2020